Exhibit 5.1

[Letterhead of Vorys, Sater, Seymour and Pease LLP]

April 29, 2011

Board of Directors

Diamond Hill Investment Group, Inc.

325 John H. McConnell Boulevard, Suite 200

Columbus, Ohio 43215

Ladies and Gentlemen:

We have acted as counsel to Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission on the date hereof to register 600,000 common shares, each without par value (the “Common Shares”), under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder. The Common Shares are being registered for issuance and delivery pursuant to awards to be granted under the Diamond Hill Investment Group, Inc. 2011 Equity and Cash Incentive Plan (the “Plan”).

In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies of: (a) the Registration Statement; (b) the Plan; (c) the Company’s Amended and Restated Articles of Incorporation, as currently in effect (the “Articles”); (d) the Company’s Regulations, as currently in effect (the “Regulations”); and (e) certain corporate records of the Company, including resolutions adopted by the Company’s board of directors and shareholders. We have also relied upon such oral or written statements and representations of the Company’s officers and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.

In our examination of the aforesaid records, documents and certificates, we have assumed, without independent investigation, the authenticity of such records, documents and certificates, the correctness of the information contained in such records, documents and certificates, the genuineness of all signatures, the legal capacity of all individuals who have executed such documents and certificates, the authority of all individuals entering and maintaining such records, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of such records, documents or certificates.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code (the “Ohio General Corporation Law”), the Articles and the Regulations.

Based upon and subject to the foregoing and subject to the qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the 600,000 Common Shares to be registered under the Act pursuant to the Registration Statement for issuance and delivery under the Plan, when issued, delivered and paid for, as appropriate, in the manner provided and for the consideration, if any, prescribed in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, will be validly issued, fully paid and non-assessable, assuming compliance with applicable Federal and state securities laws.

April 29, 2011

Members of our firm are admitted to the Bar in the State of Ohio and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and of the United States of America.

This opinion is based upon the facts and circumstances existing and the laws and legal interpretations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should there be any change in such facts or circumstances or should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise.

This opinion is furnished by us solely for the benefit of the Company in connection with the offering and sale of the 600,000 Common Shares covered by the Registration Statement pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us therein. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.

Sincerely,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP